Exhibit 99.1

February 29, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners Announce
Upcoming Investor Conferences

TULSA, Okla. – February 29, 2016 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Morgan Stanley MLP & Diversified Natural Gas Conference on March 1, 2016, and the Barclays MLP Corporate Access Day on March 2, 2016, in New York City.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer; Walter S. Hulse III, ONEOK and ONEOK Partners executive vice president of strategic planning and corporate affairs; and Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct one-on-one meetings with investment-community representatives at the conferences.

The materials used at the conferences will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, the morning of March 1, 2016, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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